                    FIRST AMENDMENT TO THE EXCHANGE AGREEMENT

         THIS FIRST AMENDMENT TO THE EXCHANGE AGREEMENT (this "Amendment"), dated as of April 17, 2000, is by and among, American Medical Systems, Inc., a Delaware corporation ("AMS"), American Medical Systems Holdings, Inc., a Delaware corporation ("Holdings") and Urotek Ltd., an Israeli company ("Urotek").

                              W I T N E S S E T H:

         WHEREAS, AMS and Urotek were parties to the Agreement and Plan of Merger dated as of November 12, 1999, as amended (the "Merger Agreement") by and among AMS, Persuade Merger Corp., a Delaware corporation and a wholly-owned subsidiary of AMS ("Merger Subsidiary"), and Influence, Inc., a Delaware corporation ("Influence"), Urotek and certain other principal stockholders of Influence, pursuant to which Influence merged with Merger Subsidiary resulting in Influence as the surviving entity; and

         WHEREAS, Dr. Mordechay Beyar, through his personal holding company Urotek, agreed to retain, pursuant to the terms of the Merger and as contemplated in the Merger Agreement, 225,000 shares of the common stock, par value $0.001 per share, of Influence (the "Retained Common Stock"), which Retained Common Stock was not be converted into the right to receive Merger Consideration (as defined in the Merger Agreement), and AMS agreed that Dr. Beyar, through Urotek, could retain such Retained Common Stock, on the terms and conditions set forth in the Exchange Agreement (the "Exchange Agreement") dated December 16, 1999 by and between Urotek and AMS.

         WHEREAS, Holdings has been formed to hold 100% of the issued and outstanding capital stock of AMS, and the shareholders of AMS have agreed to exchange all of their shares of outstanding capital stock of AMS for shares of the same class of capital stock of Holdings.

         WHEREAS, the parties desire to amend the Exchange Agreement to correct certain calculations and make certain adjustments and to acknowledge the formation of Holdings and the exchange of capital stock contemplated therewith, as set forth in this Amendment.

         ACCORDINGLY, the parties hereto hereby agree as follows:

1. Section 2.01 (b). Section 2.01(b) of the Exchange Agreement is hereby amended in its entirety to read as follows:

(b) The "Retained Percentage" for purposes of this Section 2.01 shall mean:

    (i) with respect to the Initial Merger Consideration, a fraction equal to .025577 (which percentage represents $490,632.88 out of the Initial Merger Consideration);

    (ii) with respect to the Contingent Merger Consideration, a fraction equal to .023415; and

    (iii) with respect to the Holdback Merger Consideration, a fraction equal to .026480.

2. Adjustment to Reduction of Initial Merger Consideration. Based on actual Initial Merger Consideration (taking account of adjustments made at the closing), post-closing adjustments and refund/adjustment payments by AMS to the Exchange Agent, the actual amount of Initial Merger Consideration payable in respect of 225,000 shares should have been $490,632.88. The amount of the Urotek Retained Amount in the Funds Flow Memorandum was $530,306. AMS shall therefore pay $39,673.12 (the difference between the Urotek Retained Amount in the Funds Flow Memorandum and the actual amount of Initial Merger Consideration payable in respect of 225,000 shares) to the Exchange Agent as additional Initial Merger Consideration.

3. Section 2.02(b). Section 2.02(b) of the Exchange Agreement is hereby amended in its entirety to read as follows:

(b) At any time after (or in the case of clauses (ii) or (iii) below, immediately prior to or after) (i) December 31, 2001, (ii) the effective date of a registration statement registering Parent's capital stock under the Securities Act for public distribution or (iii) a Change in Control of Parent or Holdings, Urotek may upon delivery of the Urotek Notice cause, without further act, Parent to exchange the number of shares of Retained Common Stock specified therein, which shares Urotek shall transfer, assign and deliver to Parent, for Parent Shares. As used herein, a "Change in Control" shall mean the occurrence after the Effective Time of any of the following: (x) the acquisition of voting securities (other than upon the exchange of any class of preferred stock) of Person by any person or group of persons that results in such person or group, together with its affiliates, becoming, directly or indirectly, the beneficial owner of in excess of 50% of the outstanding voting securities of Parent or Holdings; (y) a merger or consolidation of Parent or Holdings with any other corporation or legal entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities (or preferred stock convertible into voting securities) of Parent or Holdings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) in excess of 50% of the voting securities of Parent or Holdings or such surviving entity outstanding immediately after such merger or consolidation; or
(z) the sale or disposition of all or substantially all of Parent's or Holdings' assets other than in a transaction in which holders of the voting securities of Parent or Holdings immediately prior to such transaction receive voting securities of the acquiror of such assets or its affiliate that represent in excess of 50% of the voting securities of such entity after consummation of such transaction.

4. Charter. The definition of "Charter" in Section 1.01 of the Exchange Agreement is hereby amended to mean the Certificate of Incorporation of Holdings, as in effect as of the date of this Amendment.

5. Parent. All references in the Exchange Agreement to Parent shall mean American Medical Systems Holdings, Inc., except that the references in Sections 2.01(a), 2.02(b) and 4.01(h), (i) and (j) of the Exchange Agreement to Parent shall mean American Medical Systems, Inc. and any reference in the Exchange Agreement with respect to the acquisition by Parent of the Retained Common Stock shall be deemed to be a reference to American Medical Systems, Inc. By executing this Amendment, Holdings agrees to be bound by all of the provisions of the Exchange Agreement binding on Parent as if Holdings were an original party to the Exchange Agreement.

6. Amendment to the Definition of "Stockholders Agreement". The term Stockholders Agreement is hereby amended in its entirety to read as follows:

"Stockholders Agreement" shall mean the Stockholders Agreement, dated as of March 21, 2000, among Warburg, Pincus Equity Partners, L.P. ("Warburg"), Holdings and certain other investors of Holdings identified therein ("Investors"). A copy of the Stockholders Agreement is attached to this Amendment as Exhibit A.

7. Defined Terms. Capitalized words that are not defined herein shall have the meaning given to them in the Exchange Agreement.

8. No Other Amendments. Except as amended herein, the Exchange Agreement shall remain in full force and effect in accordance with its original terms.

9. Counterparts. This Amendment may be signed in any number of counterparts and the signatures delivered by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                     (Following Page is the Signature Page)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


AMERICAN MEDICAL SYSTEMS, INC.                 UROTEK LTD. INC.
a Delaware corporation                         an Israeli corporation


By:      /s/ Gregory J. Melsen                 By:      /s/ Mordechay Beyar
   -----------------------------------------      ------------------------------

Name:    Gregory J. Melsen                     Name:    Mordechay Beyar
     ---------------------------------------        ----------------------------

Title:   Vice President - Finance, Treasurer   Title:   Director
      --------------------------------------         ---------------------------
         and Chief Financial Officer
      --------------------------------------

AMERICAN MEDICAL SYSTEMS
HOLDINGS, INC.
a Delaware corporation


By:      /s/ Gregory J. Melsen
   -----------------------------------------

Name:    Gregory J. Melsen
     ---------------------------------------

Title:   Secretary
      --------------------------------------



Mordechay Beyar, M.D. hereby absolutely and unconditionally guarantees the prompt payment and performance of all of the agreements, covenants and obligations of Urotek Ltd. under the Exchange Agreement and the foregoing Amendment between American Medical Systems, Inc. and Urotek Ltd.

/s/ Mordechay Beyar
--------------------------------------------
MORDECHAY BEYAR, M.D.